Exhibit 10.4

CONTRACTOR SERVICES AGREEMENT

Client
Name: Vince Holding Corp.	Contact: Lee Meiner
Address: 500 Fifth Avenue, 20th Floor, New York, NY 10110	Phone: [Phone Number]
E-Mail: lmeiner@vince.com
Contractor
Name: Michael Hand	Contact: Michael Hand
Address: [Home Address]	Phone: [Phone Number]
E-Mail: [E-mail address]

This Services Agreement (“Agreement”) is entered into on _Jun 16, 2023_____________ (the “Effective Date”) between the Client listed above (“Client”) and the Contractor listed above (“Contractor”). This Agreement includes and incorporates the above table, as well as the attached Terms and Conditions, and contains, among other things, warranty disclaimers and liability limitations.

Client:	Contractor:
By: /s/ Lee Meiner	By: /s/ Michael Hand
Name: Lee Meiner	Name: Michael Hand
Title: Chief People Officer	Title: Interim CFO

TERMS AND CONDITIONS

DESCRIPTION OF SERVICES. Beginning on _June 20, 2023_ Contractor will provide to Client the following services described in the attached Exhibit (collectively, the "Services").

FEES. In consideration for the Services to be performed by Contractor under this Agreement, the Client will pay Contractor at the rate of _$16,000 / week_. Client will pay the full amount of weekly Services Fees invoices within 5 business days of receipt. A security deposit equal to one week of services, _$16,000_, is required prior to commencement of any services for Client. The deposit will be applied against the final invoice, and any unused portion will be refunded.

REIMBURSEMENT OF BUSINESS EXPENSES. Additionally, the Client will pay Contractor for the following expenses when incurred while this Agreement between Contractor and the Client exists: all travel expenses to and from all work sites and all pre-approved business-related travel including airfare, meals, car rental, mileage, hotel/lodging and other generally acceptable travel expenses. Client will reimburse the Contractor directly for business expenses incurred. If preferred by Client, Client can provide Contractor with a corporate credit card for expenses.

CUSTOMER PAYMENTS AND BILLING. Client will pay BluWave, LP (“BluWave”), the payment processor, the fees for the Project in accordance with its agreement with BluWave. Contractor hereby directs Client to make all payments due hereunder to BluWave and agrees that any payments made to BluWave discharge Client’s obligation to make such payments to Contractor.

THIRD PARTY BENEFICIARY. Client and Contractor understand and agree that BluWave is an intended third-party beneficiary of this agreement and that BluWave has the right to enforce its rights hereunder on its own behalf.

WARRANTIES. Contractor does not make any representations or warranties as to the accuracy of the information or work product provided by Contractor under the terms of this agreement and/or results that may be obtained based on the use of such information or work product.

TERM. This Agreement will terminate on September 1, 2023 unless agreed in writing by both Client and Contractor to extend or with notice given by one party to the other 7 days prior to termination.

WORK PRODUCT OWNERSHIP. Any copyrightable works, ideas, discoveries, inventions, patents, products, or other information (collectively the "Work Product") developed in whole or in part by Contractor in connection with the Services will be the exclusive property of Client. Upon request, Contractor will execute all documents necessary to confirm or perfect the exclusive ownership of Client to the Work Product.

CONFIDENTIALITY. Contractor, and its employees, agents, or representatives will not at any time or in any manner, either directly or indirectly, use for the personal benefit of Contractor, or divulge, disclose, or communicate in any manner, any information that is proprietary to Client. Contractor and its employees, agents, and representatives will protect such information and treat it as strictly confidential. This provision will continue to be effective after the termination of this Agreement.

INDEPENDENT CONTRACTOR STATUS. Contractor acknowledges and agrees that its relationship to the Client is that of an independent contractor and vendor rendering professional services. Further, consistent with Contractor’s status as an independent contractor/vendor of the Clients, neither Contractor nor any of its owners, principals, officers, directors, affiliates, employees or agents (if applicable) shall be entitled to participate in or receive any compensation or benefits from the Client, that the Client provides or makes available to their respective employees pursuant to legal requirements or otherwise including, without limitation, worker’s compensation insurance, travel accident insurance, medical/dental insurance, life insurance, short- term and/or state disability insurance or benefits, long-term disability insurance, holiday pay, sick pay, paid vacation, bonuses, salary continuation pay, leaves of absence (paid or unpaid), pension plan benefits, retirement savings plan benefits or lease vehicle benefits. Contractor is solely responsible for:

(i)
compensating any of its employees and agents who provide any services to a Client on Contractor’s behalf, including, without limitation, wages and employee benefits;
(ii)
reporting to all applicable government agencies all amounts paid to such employees and agents;
(iii)
withholding and payment of all payroll taxes including, without limitation, unemployment insurance, Federal Insurance Contributions Act and Federal Unemployment Tax Act;
(iv)
compliance with all applicable laws with respect to Contractor’s employees and agents including, without limitation, those requiring and regulating workers’ compensation insurance, reporting of independent contractors, issuance of Forms W-2 and 1099, the Immigration Reform Control Act, and equal employment opportunity laws.

DIRECTOR AND OFFICER COVERAGE. Client will add Contractor as a covered individual under the corporate director and officer insurance. Coverages and limits will be equal to that of the incumbent CFO.

NOTICE. Any notice or communication required or permitted under this Agreement shall be sufficiently given if delivered in person, by electronic mail, or by certified mail, return receipt requested, to the addresses listed above or to such other address as one party may have furnished to the other in writing. The notice shall be deemed received when delivered or signed for, or on the third day after mailing if not signed for.

WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY AND TO THE FULLEST EXTENT PERMITTED BY LAW, CONTRACTOR AND ITS SUPPLIERS (INCLUDING BUT NOT LIMITED TO ALL EQUIPMENT AND TECHNOLOGY SUPPLIERS), OFFICERS, PARTNERS, AFFILIATES, REPRESENTATIVES, CONTRACTORS, AND EMPLOYEES SHALL NOT BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT OR TERMS AND CONDITIONS RELATED THERETO UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER THEORY: (A) FOR ERROR OR INTERRUPTION OF USE OR FOR LOSS OR INACCURACY OR CORRUPTION OF DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES, OR TECHNOLOGY OR LOSS OF BUSINESS; (B) FOR ANY INDIRECT, EXEMPLARY, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES; (C) FOR ANY MATTER BEYOND CONTRACTOR’S REASONABLE CONTROL; (D) FOR ANY ACT OR OMISSION OF CONTRACTOR OR ANY OF ITS PARTNERS, SHAREHOLDERS, MEMBERS, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, AFFILIATES, OR AGENTS; OR (E) FOR ANY AMOUNTS THAT, TOGETHER WITH AMOUNTS ASSOCIATED WITH ALL OTHER CLAIMS, EXCEED (75% OF) THE FEES PAID BY CLIENT TO CONTRACTOR FOR THE SERVICES UNDER THIS AGREEMENT IN THE 12 MONTHS PRIOR TO THE ACT THAT GAVE RISE TO THE LIABILITY, IN EACH CASE, WHETHER OR NOT CLIENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATION SHALL NOT APPLY TO ANY LIABILITY ARISING OUT OF THE GROSS NEGLIGENCE

OR WILLFUL MISCONDUCT OF CONTRACTOR OR ANY OF THE CONTRACTOR PARTIES DESCRIBED ABOVE.

ENTIRE AGREEMENT. This Agreement constitutes the entire contract between the parties. All terms and conditions contained in any other writings previously executed by the parties regarding the matters contemplated herein shall be deemed to be merged herein and superseded hereby. No modification of this Agreement shall be deemed effective unless in writing and signed by the parties hereto.

AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and signed by both parties.

SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

APPLICABLE LAW AND VENUE. The parties agree to submit to the exclusive jurisdiction and venue in the state and federal courts sitting in the State of New York for any and all disputes, claims and actions arising from or in connection with this Agreement.

EXHIBIT A

Services to be performed:

Interim CFO Services(at least two days per week worked out of the Client’s New York offices); provided, that, from June 20, 2023 until June 30, 2023, the Contractor shall provide transition services working with the incumbent Chief Financial Officer. The Contractor shall be appointed the Interim Chief Financial Officer of the Client as of July 1, 2023.